UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 6, 2012

Columbia Sportswear Company

(Exact name of registrant as specified in its charter)

Oregon	0-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices)

(503) 985-4000

(Registrant’s telephone number, including area code)(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 6, 2012, Columbia Sportswear Company (the “Company”) entered into a Subscription and Shareholders’ Agreement (the “Joint Venture Agreement”) with CSMM Hong Kong Limited, a company incorporated in Hong Kong and a wholly owned subsidiary of the Company (“Columbia Hong Kong”), Swire Resources Limited, a company incorporated in Hong Kong (“Swire Resources”), and SCCH Limited, a company incorporated in Hong Kong and a wholly owned subsidiary of Swire Resources (“Swire”), to form a joint venture between Columbia Hong Kong and Swire (the “Joint Venture Company”).

Swire Resources (Shanghai) Trading Company Limited (“Swire Shanghai”) and its affiliates have served as the exclusive independent distributor of the Company’s Columbia and Mountain Hardwear branded products in the People’s Republic of China (excluding the administrative territories of Hong Kong and Macau, “China”) since 2004, and in Hong Kong and Macau since 2002. The Joint Venture Agreement provides for a term of up to 20 years and will replace the distribution agreements currently in place between the Company and Swire Shanghai. The Joint Venture Agreement provides for operations by the Joint Venture Company to begin on January 1, 2014 with headquarters in Shanghai. Commencement of the joint venture is subject to the satisfaction of specified conditions, including the receipt of required regulatory approvals and licenses in China.

As of June 30, 2012, Swire Shanghai sold to a network of wholesale dealers that operated approximately 530 Columbia Sportswear retail locations and 45 Mountain Hardwear retail locations in 135 cities in China. In addition, Swire directly operates more than 70 Columbia branded retail locations in 7 cities in China. Swire’s 2011 Columbia sales in China totaled approximately $123 million.

In connection with the transactions contemplated under the Joint Venture Agreement, on or prior to January 1, 2014, Swire will effect the transfer to the Joint Venture Company of certain assets related to the import, distribution and retail sale of Columbia branded products in China by Swire Shanghai and will assist the Joint Venture Company in the establishment or continuation of certain contractual relationships necessary to operate the business. Certain support services will be provided to the Joint Venture Company by Swire Shanghai and Swire Resources on a transitional basis.

Pursuant to the terms of the Joint Venture Agreement, the Company and Swire Resources, through their respective wholly owned subsidiaries, agree to contribute and will own 60% and 40%, respectively, of the capital of the Joint Venture Company, which will be funded with a combination of cash and shareholder loans. Profits and losses will be shared in proportion to each party’s ownership interest. The board of directors of the Joint Venture Company will initially be set at five, with Columbia Hong Kong entitled to appoint three directors and Swire entitled to appoint two. Tim Boyle, President and Chief Executive Officer of the Company, will serve as the Chairman of the Board of the Joint Venture Company. The Joint Venture Company will be managed in accordance with a mutually agreed upon business plan.

Beginning January 1, 2019, Columbia Hong Kong will have the right to exercise an option to purchase, and Swire will have the right to exercise an option to require Columbia Hong Kong to purchase all of Swire’s interest in the Joint Venture Company. These put and call options may be accelerated upon the occurrence of specified events, including a material breach of the Joint Venture Agreement by either shareholder.

The Joint Venture Company shall initially distribute only the Columbia and Mountain Hardwear brands; however, the Joint Venture Company shall have a right of first refusal with respect to wholesale sales, distribution and retail sales of the Sorel and Montrail brands, pursuant to the terms of the Joint Venture Agreement.

Swire Resources will continue to exclusively distribute the Columbia and Mountain Hardwear brands in Hong Kong and Macau.

ITEM 7.01 REGULATION FD DISCLOSURE

On August 7, 2012, the Company issued a press release announcing the Joint Venture Agreement with Swire. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

Pursuant to the disclosure provided under Item 1.01, the Company is providing the following risk factor for the purpose of updating the risk factor disclosure contained in its public filings, including those discussed under Part II, Item 1A, “Risk Factors,” in its Quarterly Report on Form 10-Q for the period ended June 30, 2012, which was filed with the Securities and Exchange Commission on August 8, 2012.

We may not succeed in realizing the anticipated benefits of our new joint venture in China.

In August 2012 we entered into an agreement with Swire Resources Limited to establish a joint venture for purposes of supporting the development of our business in China. The joint venture, in which we will hold a 60% interest, will be established upon satisfaction of specified conditions, including receipt of certain governmental approvals from China. These approvals are anticipated to be received prior to January 1, 2014; however, we do not assure you that these government approvals will be obtained as anticipated or at all, and if they are not, we may be forced to abandon the joint venture. Even if we are able to establish it, achieving the anticipated benefits of the joint venture is subject to a number of risks and uncertainties, including the following:

•

Our ability to operate the joint venture will be dependent upon, among other things, our ability to attract and retain personnel with the skills, knowledge and experience necessary to carry out the operations of the Joint Venture. We anticipate that approximately 650-700 employees currently working with or for Swire Shanghai will become employees of, or provide services to, the joint venture. Our ability to effectively operate the joint venture will depend upon our ability to manage the employees of the joint venture, and to attract new employees as necessary to supplement the skills, knowledge and expertise of the existing management team and other key personnel. We face intense competition for these individuals worldwide, including in China. We may not be able to attract qualified new employees or retain existing employees to operate the Joint Venture. Additionally, turnover in key management positions in China could impair our ability to execute our growth strategy, which may negatively affect the value of our investment in the joint venture and the growth of our sales in China.

•

We will be relying on the operational skill of our joint venture partner. Additionally, because our joint venture partner has voting rights with respect to major business decisions of the joint venture, we may experience difficulty reaching agreement as to implementation of certain changes to the joint venture’s business. For these reasons, or as a result of other factors, we may not realize the anticipated benefits of the joint venture, and our participation in the joint venture could adversely affect the results of our operations on a consolidated basis.

•

Continued sales growth in China is an important part of our expectations for our joint venture business. Although China has experienced significant economic growth in recent years, that growth is slowing. Slowing economic growth in China could result in reduced consumer discretionary spending, which in turn could result in less demand for our products, and thus negatively affect the value of our investment in the joint venture and the growth of our sales in China.

•

Although we believe we have achieved a leading market position in China, many of our competitors who are significantly larger than we are and have substantially greater financial, distribution, marketing and other resources, more stable manufacturing resources and greater brand strength than we have are also concentrating on growing their businesses in China. Increased investment by our competitors in this market could decrease our market share and competitive position in China.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated August 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company

Date: August 8, 2012	By:	/s/ THOMAS B. CUSICK
		Name:	Thomas B. Cusick
		Title:	Senior Vice President of Finance, Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 7, 2012.